UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 28, 2016)

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QUOTIENT LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001‑36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-44-0131-445-6159

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, on October 28, 2016, the shareholders of Quotient Limited approved an amendment and restatement of the Quotient Limited 2014 Stock Incentive Plan (the "2014 Plan" and, as amended and restated, the "Amended and Restated 2014 Plan") to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares.  The shareholders also approved the material terms of the Amended and Restated 2014 Plan for purposes of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.  A description of the Amended and Restated 2014 Plan is set forth in Quotient Limited's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 26, 2016 (the "Proxy Statement") in the section entitled "Approval of (a) the Amended and Restated 2014 Plan, Which Reflects Amendments to the 2014 Plan to Increase the Number of Ordinary Shares Authorized for Issuance by 750,000 Shares and to Increase the Maximum Number of Shares that May Be Issued Upon the Exercise of Incentive Stock Options By 750,000 Shares, and (b) the Material Terms of the Amended and Restated 2014 Plan for the Purpose of Complying with the Shareholder Approval Requirements of Section 162(m) of the Internal Revenue Code (Resolution 9)," which description is incorporated herein by reference.  The description is qualified in its entirety by reference to the full text of the Amended and Restated 2014 Plan, a copy of which is attached to the Proxy Statement as Exhibit A and which is incorporated in Item 9.01 of this Current Report on Form 8-K by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 28, 2016, the annual shareholder meeting of Quotient Limited (the "Annual Meeting") was held at which 26,016,817 of Quotient Limited’s ordinary shares were represented in person or by proxy, representing approximately 88% of Quotient Limited’s issued and outstanding ordinary shares entitled to vote. At the Annual Meeting, resolutions were passed for (i) the re-election of eight directors of Quotient Limited, (ii) the approval of the Amended and Restated 2014 Plan, which reflected amendments to the 2014 Plan to increase by 750,000 both the number of shares authorized for issuance and the maximum number of shares that may be issued upon the exercise of incentive stock options, and (iii) the re-appointment of Ernst & Young LLP as auditors from the conclusion of the Annual Meeting until the next annual shareholder meeting to be held in 2017 and to authorize the directors to determine the fees to be paid to the auditors.

The votes cast in respect of each resolution were as follows:

Proposal to re-elect eight members to the Board of Directors
Director Nominees	Votes For	Votes Against	Votes Abstained
Paul Cowan	23,757,384	46,884	167,880
Thomas Bologna	23,802,430	1,838	167,880
Frederick Hallsworth	23,755,694	48,574	167,880
Brian McDonough	23,309,759	1,838	660,551
Sarah O'Connor	23,264,713	46,884	660,551
Heino von Prondzynski	23,264,575	47,022	660,551
Zubeen Shroff	23,264,395	47,202	660,551
John Wilkerson	23,264,233	47,064	660,851

	Votes For	Votes Against	Votes Abstained
Proposal to approve (a) the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) the Amended and Restated 2014 Plan for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code	19,180,167	4,589,902	202,079
	Votes For	Votes Against	Votes Abstained
Proposal to re-appoint Ernst & Young LLP as auditors and to authorize the directors to determine the fees to be paid to the auditors	25,847,515	2,872	166,430

Item 9.01.Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description
10.1

Quotient Limited 2014 Stock Incentive Plan (as adopted on March 31, 2014 and amended and restated on October 28, 2016) (incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 26, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED
By:	/s/ Stephen Unger
Name: Stephen Unger
Title: Chief Financial Officer

Date: October 31, 2016